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Exhibit 99.1

PRESS RELEASE
For:	THE MACERICH COMPANY
MACERICH ANNOUNCES QUARTERLY RESULTS AND 2016 EARNINGS GUIDANCE

        SANTA MONICA, Calif., February 3, 2016—The Macerich Company (NYSE Symbol: MAC) today announced results of operations for the quarter ended December 31, 2015, which included funds from operations ("FFO") diluted of $187.3 million or $1.12 per share-diluted compared to $158.8 million or $.99 per share-diluted for the quarter ended December 31, 2014. Net income attributable to the Company was $415 million or $2.65 per share-diluted for the quarter ended December 31, 2015 compared to net income attributable to the Company for the quarter ended December 31, 2014 of $1.43 billion or $9.51 per share-diluted. Included in net income in the fourth quarter of 2015 results is a $311 million or $1.86 per share gain on selling joint venture interests in four malls during the quarter. Included in net income in the 2014 fourth quarter results is a $1.4 billion or $8.88 per share gain on re-measurement resulting from the buyout of partner interests in five malls during the quarter. A description and reconciliation of FFO per share-diluted to EPS-diluted is included in the financial tables accompanying this press release.

Recent Highlights:

  •
  Mall tenant annual sales per square foot for the portfolio increased 8.2% for the year ended December 31, 2015 to $635 compared to $587 for the year ended December 31, 2014. On a same center basis, annual sales per square foot increased to $635 for the year ended December 31, 2015, up from $590 for the year ended December 31, 2014.

  •
  The releasing spreads for the year ended December 31, 2015 were up 14.2%.

  •
  Mall portfolio occupancy was 96.1% at December 31, 2015 compared to 95.8% at December 31, 2014.

  •
  In October, 2015 and January 2016, the Company closed on joint ventures totaling $5.4 billion with two institutional investors. Cash proceeds to the Company from the joint ventures and related financings totaled $2.3 billion.

  •
  On January 4, 2016 the Company announced it was entering into a 50/50 joint venture to buy Country Club Plaza in Kansas City, Mo. The Company's pro rata share of the purchase price is $330 million.

        "The fourth quarter reflected continued operational excellence, as evidenced by the strength of our portfolio's key operating metrics, and a high level of value-creative activities, including the successful execution of our strategic joint venture transactions, the completion of a number of highly attractive re-financings which further enhanced our balance sheet, and the reinvestment of capital into our best assets, both through the funding of our redevelopment pipeline and through stock buybacks," said Arthur Coppola, chairman and chief executive officer of Macerich. "The ongoing capital recycling and re-financing efforts which helped drive our success in 2015 have left the Company well positioned to capitalize on both the opportunities and challenges of 2016 and beyond."

Developments:

        At Broadway Plaza, in Walnut Creek, California, a major redevelopment, including a 235,000 square foot expansion, is underway. This 774,000 square foot mall (pre-expansion) is anchored by Macy's, Nordstrom and Neiman Marcus. The expansion is opening in phases with the first stores having opened in November, 2015. The majority of the new retail space will open in summer 2016. A total of 45 new stores have been announced including two level, flagship stores for Arhaus, H&M, The Gap and Zara. A partial list of other announced tenants includes: Aritzia, Athleta, J. Crew, Kiehl's, Kit &

Ace, Lou & Grey, lululemon athletica, Madewell, Michael Kors, Nespresso, NYX, SoulCycle, Tesla, Tommy Bahama, True Food Kitchen, Vince Camuto, and Victoria's Secret.

        At Santa Monica Place, a new ArcLight Cinema and Cheesecake Factory both opened in November on the third level above Bloomingdales.

        At Green Acres Mall, a $110 million development of a 335,000 square foot power center is underway. The project is anchored by a Dick's Sporting Goods and includes other big box retailers and outparcels. The project is 85% pre-leased and completion is expected in fall 2016.

Joint Ventures, Special Dividends and Stock Repurchase

        In October, 2015 and January, 2016 the Company closed on previously announced joint ventures that included contributing eight properties, valued at $5.4 billion (at 100%), into separate joint ventures with GIC (40% interest in five assets) and Heitman (49% interest in three assets). Cash proceeds to Macerich from the transactions totaled $2.3 billion, which included $1.1 billion of excess financing proceeds. Part of the cash proceeds from the joint ventures was used in December, 2015 and January, 2016 to pay two special dividends of $2.00 each.

        In addition, the Company has used a portion of the joint venture proceeds to complete $400 million of share repurchases under the Company's recently authorized $1.2 billion share repurchase program. During a period from November 13, 2015 to January 19, 2016 the Company repurchased 5.11 million shares of Macerich common stock at an average share price of $78.26.

Financing Activity:

        Prior to the joint venture closings mentioned above, the Company placed fixed rate loans on five of the assets; the details are listed below:

Property	Loan Closing	New loan amount	Interest rate on new loan	Term
Arrowhead Towne Center	January, 2016	$400,000,000	4.05%	12 Years
Los Cerritos Center	October, 2015	$525,000,000	4.00%	12 Years
South Plains Mall	October, 2015	$200,000,000	4.22%	10 Years
Twenty Ninth Street	January, 2016	$150,000,000	4.10%	10 Years
Washington Square	October, 2015	$550,000,000	3.65%	7 Years

Total		$1,825,000,000	3.94%	10.1 Years

2016 Earnings Guidance:

        Management is providing diluted EPS and FFO per share guidance for 2016. A reconciliation of estimated EPS to FFO per share-diluted follows:

2016 range
Diluted EPS	$3.73 - $3.83
Plus: real estate depreciation and amortization	3.07 - 3.07
Less: gain on sale of dispositions	2.75 - 2.75

Diluted FFO per share	$4.05 - $4.15

        Details of the guidance assumptions are included in the Company's Form 8-K supplemental financial information.

        Macerich, an S&P 500 company, is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States.

        Macerich currently owns 55 million square feet of real estate consisting primarily of interests in 50 regional shopping centers. Macerich specializes in successful retail properties in many of the country's most attractive, densely populated markets with significant presence in the Pacific Rim, Arizona, Chicago, and the New York Metro area to Washington DC corridor. Additional information about Macerich can be obtained from the Company's website at www.macerich.com.

Investor Conference Call

        The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company's website at www.macerich.com (Investors Section). The call begins Thursday February 4, 2016 at 10:30 AM Pacific Time. To listen to the call, please go to the website at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investors Section) will be available for one year after the call.

        The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investors Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

        Note: This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as "expects," "anticipates," "assumes," "projects," "estimated" and "scheduled" and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2014, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)
##

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2015	2014	2015	2014
Results of Operations:
Revenues:
Minimum rents	$181,528	$182,323	$759,603	$633,571
Percentage rents	13,877	15,055	25,693	24,350
Tenant recoveries	97,500	96,210	415,129	361,119
Other income	18,669	20,588	61,470	52,226
Management Companies' revenues	9,184	8,733	26,254	33,981

Total revenues	320,758	322,909	1,288,149	1,105,247

Expenses:
Shopping center and operating expenses	89,324	95,922	379,815	353,505
Management Companies' operating expenses	24,621	23,239	92,340	88,424
REIT general and administrative expenses	7,210	12,073	29,870	29,412
Costs related to unsolicited takeover offer	—	—	25,204	—
Depreciation and amortization	107,035	112,517	464,472	378,716
Interest expense	48,805	50,748	211,943	190,689
(Gain) loss on extinguishment of debt, net	(878)	9,146	(1,487)	9,551

Total expenses	276,117	303,645	1,202,157	1,050,297

Equity in income of unconsolidated joint ventures	16,979	16,019	45,164	60,626
Co-venture expense(a)	(3,907)	(3,315)	(11,804)	(9,490)
Income tax benefit	1,146	510	3,223	4,269
Gain on sale or write down of assets, net	385,326	74,944	378,248	73,440
Gain on remeasurement of assets	—	1,423,136	22,089	1,423,136

Net income	444,185	1,530,558	522,912	1,606,931
Less net income attributable to noncontrolling interests	29,226	101,337	35,350	107,889

Net income attributable to the Company	$414,959	$1,429,221	$487,562	$1,499,042

Average number of shares outstanding—basic	156,325	149,924	157,916	143,144
Average shares outstanding, assuming full conversion of OP Units(b)	166,902	160,026	168,478	153,224
Average shares outstanding—Funds From Operations ("FFO")—diluted(b)	167,028	160,241	168,622	153,371
Net income per share—basic	$2.65	$9.52	$3.08	$10.46
Net income per share—diluted	$2.65	$9.51	$3.08	$10.45
Dividend declared per share	$4.68	$0.65	$6.63	$2.51
FFO—basic(b)(c)	$187,269	$158,848	$642,268	$542,754
FFO—diluted(b)(c)	$187,269	$158,848	$642,268	$542,754
FFO—diluted, excluding extinguishment of debt and costs related to unsolicited takeover offer(b)(c)	$186,391	$167,994	$665,985	$552,305
FFO per share—basic(b)(c)	$1.12	$0.99	$3.81	$3.54
FFO per share—diluted(b)(c)	$1.12	$0.99	$3.81	$3.54
FFO per share—diluted, excluding extinguishment of debt and costs related to unsolicited takeover offer(b)(c)	$1.12	$1.05	$3.95	$3.60

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)
This represents the outside partners' allocation of net income in the Chandler Fashion Center/Freehold Raceway Mall joint venture.

(b)
The Macerich Partnership, L.P. (the "Operating Partnership" or the "OP") has operating partnership units ("OP units"). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans, stock warrants and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(c)
The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles ("GAAP") measures.

The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis.

FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods.

This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that such a presentation also provides investors with a more meaningful measure of its operating results in comparison to the operating results of other real estate investment trusts ("REITs"). The Company believes that FFO on a diluted basis is a measure investors find most useful in measuring the dilutive impact of outstanding convertible securities. The Company further believes that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and is not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO as presented, may not be comparable to similarly titled measures reported by other REITs.

 THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2015	2014	2015	2014
Reconciliation of Net income attributable to the Company to FFO(c):
Net income attributable to the Company	$414,959	$1,429,221	$487,562	$1,499,042
Adjustments to reconcile net income attributable to the Company to FFO—basic and diluted:
Noncontrolling interests in OP	27,775	100,594	32,615	105,584
Gain on sale or write down of consolidated assets, net	(385,326)	(74,944)	(378,248)	(73,440)
Gain on remeasurement of consolidated assets	—	(1,423,136)	(22,089)	(1,423,136)
plus gain on undepreciated asset sales—consolidated assets	382	477	1,326	1,396
plus non-controlling interests share of gain on sale or write down of consolidated joint ventures, net	369	185	481	146
(Gain) loss on sale or write down of assets from unconsolidated joint ventures (pro rata), net	(3,111)	(2,528)	(4,392)	1,237
plus gain on undepreciated asset sales—unconsolidated joint ventures (pro rata)	3,109	2,621	4,395	2,621
Depreciation and amortization on consolidated assets	107,035	112,517	464,472	378,716
Less depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(3,727)	(4,419)	(14,962)	(20,700)
Depreciation and amortization on unconsolidated joint ventures (pro rata)	28,848	21,244	84,160	82,570
Less: depreciation on personal property	(3,044)	(2,984)	(13,052)	(11,282)

Total FFO—basic and diluted	187,269	158,848	642,268	542,754
(Gain) loss on extinguishment of debt, net—consolidated assets	(878)	9,146	(1,487)	9,551

Total FFO—diluted, excluding extinguishment of debt	186,391	167,994	640,781	552,305
Add: Costs related to unsolicited takeover offer	—	—	25,204	—

Total FFO—diluted, excluding extinguishment of debt and costs related to unsolicited takeover offer	$186,391	$167,994	$665,985	$552,305

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2015	2014	2015	2014
Reconciliation of EPS to FFO per diluted share(c):
Earnings per share—diluted	$2.65	$9.51	$3.08	$10.45
Per share impact of depreciation and amortization of real estate	0.77	0.79	3.09	2.81
Per share impact of gain on remeasurement, sale or write down of assets, net	(2.30)	(9.31)	(2.36)	(9.72)

FFO per share—diluted	$1.12	$0.99	$3.81	$3.54
Per share impact of loss (gain) on extinguishment of debt, net	0.00	0.06	(0.01)	0.06
Per share impact of costs related to unsolicited takeover offer	0.00	0.00	0.15	0.00

FFO per share—diluted, excluding extinguishment of debt and costs related to unsolicited takeover offer	$1.12	$1.05	$3.95	$3.60

 THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2015	2014	2015	2014
Reconciliation of Net income attributable to the Company to EBITDA:
Net income attributable to the Company	$414,959	$1,429,221	$487,562	$1,499,042
Interest expense—consolidated assets	48,805	50,748	211,943	190,689
Interest expense—unconsolidated joint ventures (pro rata)	14,932	12,165	39,622	61,971
Depreciation and amortization—consolidated assets	107,035	112,517	464,472	378,716
Depreciation and amortization—unconsolidated joint ventures (pro rata)	28,848	21,244	84,160	82,570
Noncontrolling interests in OP	27,775	100,594	32,615	105,584
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(6,085)	(6,871)	(24,401)	(31,960)
(Gain) loss on extinguishment of debt, net—consolidated assets	(878)	9,146	(1,487)	9,551
Gain on sale or write down of assets—consolidated assets, net	(385,326)	(74,944)	(378,248)	(73,440)
Gain on remeasurement of assets—consolidated assets	—	(1,423,136)	(22,089)	(1,423,136)
(Gain) loss on sale or write down of assets—unconsolidated joint ventures (pro rata), net	(3,111)	(2,528)	(4,392)	1,237
Add: Non-controlling interests share of gain on sale of consolidated assets, net	369	185	481	146
Income tax benefit	(1,146)	(510)	(3,223)	(4,269)
Distributions on preferred units	759	159	1,174	710

EBITDA(d)	$246,936	$227,990	$888,189	$797,411

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2015	2014	2015	2014
Reconciliation of EBITDA to Net Operating Income ("NOI") and to NOI—Same Centers:
EBITDA(d)	$246,936	$227,990	$888,189	$797,411
Add: REIT general and administrative expenses	7,210	12,073	29,870	29,412
Costs related to unsolicited takeover offer	—	—	25,204	—
Management Companies' revenues	(9,184)	(8,733)	(26,254)	(33,981)
Management Companies' operating expenses	24,621	23,239	92,340	88,424
Straight-line and above/below market adjustments	(6,920)	(6,907)	(27,950)	(18,357)

NOI—All Centers	262,663	247,662	981,399	862,909
NOI of non-comparable centers	(27,301)	(26,425)	(81,708)	(17,982)

NOI—Same Centers(e)	$235,362	$221,237	$899,691	$844,927

(d)
EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests, extraordinary items, loss (gain) on remeasurement, sale or write down of assets, loss (gain) on extinguishment of debt and preferred dividends and includes joint ventures at their pro rata share. Management considers EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. The Company believes that EBITDA should not be construed as an alternative to operating income as an indicator of the Company's operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. The Company also cautions that EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(e)
The Company presents same center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same center NOI is calculated using total EBITDA and subtracting out EBITDA from non-comparable centers and eliminating the management companies and the Company's general and administrative expenses and costs related to unsolicited takeover offer. Same center NOI excludes the impact of straight-line and above/below market adjustments to minimum rents.

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  Exhibit 99.1
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)